Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2017 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 5, 2018 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today the fourth quarter and fiscal 2017 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2017	2016	$	%	2017	2016	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$806,796	$794,517	$12,279	1.5%	$3,195,437	$3,131,773	$63,664	2.0%
Net premiums written (1)	$779,247	$768,079	$11,168	1.5%	$3,215,910	$3,155,788	$60,122	1.9%

Net income (loss)	$19,779	$(26,082)	$45,861	NM	$144,877	$73,044	$71,833	98.3%
Net income (loss) per diluted share (2)	$0.36	$(0.47)	$0.83	NM	$2.62	$1.32	$1.30	98.5%

Operating income (1)	$8,524	$31,917	$(23,393)	(73.3)%	$90,505	$95,310	$(4,805)	(5.0)%
Operating income per diluted share (1)	$0.15	$0.58	$(0.43)	(74.1)%	$1.64	$1.72	$(0.08)	(4.7)%
Catastrophe losses net of reinsurance (3)	$20,000	$4,000	$16,000	400.0%	$79,000	$27,000	$52,000	192.6%
Combined ratio (4)	104.5%	99.2%	—	5.3 pts	101.2%	100.7%	—	0.5 pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(3)

Catastrophe losses before reinsurance benefits totaled approximately $109 million and $168 million for the three and twelve months ended December 31, 2017, respectively. There were no reinsurance benefits used for 2016 catastrophe losses. 2017 catastrophe losses were primarily due to wildfires in Northern and Southern California that occurred in the fourth quarter, severe rainstorms in California that occurred in the first quarter, and the impact of Hurricanes in Texas, Florida and Georgia that occurred in the third quarter. 2016 catastrophe losses were primarily due to severe storms outside of California and rainstorms in California.

(4)

The Company experienced unfavorable development of approximately $36 million and $16 million on prior accident years' loss and loss adjustment expense reserves for the three months ended December 31, 2017 and 2016, respectively, and unfavorable development of approximately $54 million and $85 million on prior accident years' loss and loss adjustment expense reserves for the twelve months ended December 31, 2017 and 2016, respectively. The unfavorable development in 2017 was primarily attributable to higher than estimated California automobile and property losses, while the unfavorable development in 2016 was primarily attributable to the California and Florida automobile lines of business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
(000's except average annual yield)
Average invested assets at cost (1)	$3,637,256	$3,482,249	$3,582,122	$3,390,769
Net investment income (2)
Before income taxes	$30,872	$30,431	$124,930	$121,871
After income taxes	$26,862	$26,775	$109,243	$107,140
Average annual yield on investments - after income taxes (2)	3.0%	3.1%	3.1%	3.2%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Average annual yield on investments after income taxes for the three and twelve months ended December 31, 2017 decreased slightly compared to the corresponding periods in 2016, largely due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments. The higher net investment income before and after income taxes resulted from higher average invested assets.

Impact of Fourth Quarter Catastrophe Losses and Tax Cuts and Jobs Act of 2017

During the fourth quarter of 2017, the Company incurred a total of approximately $109 million in losses, before reinsurance benefits, resulting from two catastrophe events, consisting of the Northern California wildfires with approximately $84 million in losses and the Southern California wildfires with approximately $25 million in losses. The impact of these catastrophe losses on the Company's results of operations was significantly mitigated due to the Company's newly expanded Catastrophe Reinsurance Treaty (the "Treaty") that became effective July 1, 2017. The total combined loss from these wildfires, net of reinsurance, totaled $20 million, which is the Company's total retention on the two catastrophe events, $10 million each. In addition, the Company recorded approximately $12 million in ceded reinstatement premiums written for reinsurance benefits used up under the Treaty following these wildfires. $3 million of the reinsurance premiums ceded were earned in the fourth quarter and the remaining $9 million will be earned pro-rata during the first six months of 2018.

As a result of the Tax Cuts and Jobs Act of 2017 (the "Act"), enacted into law on December 22, 2017 and effective for tax years beginning on January 1, 2018, the Company made certain tax adjustments for the three and twelve months ended December 31, 2017. Adjustments were made to reflect the Company's deferred tax balances at December 31, 2017 that were computed at the new corporate rate of 21%, rather than the pre-enactment rate of 35%. Additional adjustments were made to account for the impact of the Act on the realizability of the Company's tax credit carryforwards and tax balances at December 31, 2017. These adjustments resulted in a net tax benefit of approximately $7.4 million ($0.13 per share), which is reflected in both Net Income and Operating Income of the Company for the three and twelve months ended December 31, 2017. These income tax effects of the Act are provisional amounts based on the reasonable estimates of the Company's tax obligations using the latest information available, and are subject to changes as additional information becomes available.

The Board of Directors declared a quarterly dividend of $0.6250 per share. The dividend will be paid on March 29, 2018 to shareholders of record on March 15, 2018.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through February 12, 2018. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 97643188. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, cyber security, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Net premium earned	$806,796	$794,517	$3,195,437	$3,131,773
Net investment income	30,872	30,431	124,930	121,871
Net realized investment gains (losses)	17,316	(89,228)	83,650	(34,255)
Other	2,270	1,878	11,945	8,294
Total revenues	$857,254	$737,598	$3,415,962	$3,227,683
Expenses:
Losses and loss adjustment expenses	654,334	589,654	2,444,884	2,355,138
Policy acquisition costs	138,622	140,860	555,350	562,545
Other operating expenses	50,516	57,314	233,475	235,314
Interest	4,295	1,040	15,168	3,962
Total expenses	$847,767	$788,868	$3,248,877	$3,156,959

Income (loss) before income taxes	9,487	(51,270)	167,085	70,724
Income tax (benefit) expense	(10,292)	(25,188)	22,208	(2,320)
Net income (loss)	$19,779	$(26,082)	$144,877	$73,044

Basic average shares outstanding	55,332	55,279	55,316	55,249
Diluted average shares outstanding	55,340	55,349	55,327	55,302

Basic Per Share Data
Net income (loss)	$0.36	$(0.47)	$2.62	$1.32
Net realized investment gains (losses), net of tax	$0.21	$(1.05)	$0.98	$(0.40)

Diluted Per Share Data
Net income (loss)	$0.36	$(0.47)	$2.62	$1.32
Net realized investment gains (losses), net of tax	$0.21	$(1.05)	$0.98	$(0.40)

Operating Ratios-GAAP Basis
Loss ratio	81.1%	74.2%	76.5%	75.2%
Expense ratio	23.4%	24.9%	24.7%	25.5%
Combined ratio (a)	104.5%	99.2%	101.2%	100.7%

(a)	Combined ratio for the three months ended December 31, 2016 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,823,230; $2,795,410)	$2,892,777	$2,814,553
Equity securities (cost $474,197; $331,770)	537,240	357,327
Short-term investments (cost $302,693; $375,700)	302,711	375,680
Total investments	3,732,728	3,547,560
Cash	291,413	220,318
Receivables:
Premiums	474,060	459,152
Accrued investment income	39,368	41,205
Other	6,658	11,329
Total receivables	520,086	511,686
Reinsurance recoverables	56,349	13,306
Deferred policy acquisition costs	198,151	200,826
Fixed assets, net	145,223	155,910
Current income taxes	61,257	—
Deferred income taxes	—	45,277
Goodwill	42,796	42,796
Other intangible assets, net	20,728	25,625
Other assets	32,592	25,414
Total assets	$5,101,323	$4,788,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,510,613	$1,290,248
Unearned premiums	1,101,927	1,074,437
Notes payable (a)	371,335	320,000
Accounts payable and accrued expenses	108,252	112,334
Current income taxes	—	9,962
Deferred income taxes	22,932	—
Other liabilities	224,877	229,335
Shareholders' equity	1,761,387	1,752,402
Total liabilities and shareholders' equity	$5,101,323	$4,788,718

OTHER INFORMATION
Common stock shares outstanding	55,332	55,289
Book value per share	$31.83	$31.70
Statutory surplus (b)	$1.59 billion	$1.44 billion
Net premiums written to surplus ratio (b)	2.02	2.19
Debt to total capital ratio (c)	17.6%	15.4%
Portfolio duration (including all short-term instruments) (b)(d)	4.0 years	3.7 years
Policies-in-force (company-wide "PIF") (b)
Personal Auto PIF	1,121	1,135
Homeowners PIF	553	524
Commercial Auto PIF	40	41

(a)

The amount at December 31, 2017 represents $375 million aggregate face value of 4.40% senior notes due 2027 issued in March 2017 through a public offering, net of unamortized discount and debt issuance costs. $320 million outstanding at December 31, 2016 under the bank loan and credit facility agreements were paid off in March 2017 with the proceeds from the public offering of the $375 million senior notes.

(b)	Unaudited.
(c)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(d)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$806,796	$794,517	$3,195,437	$3,131,773
Change in net unearned premiums	(27,549)	(26,438)	20,473	24,015
Net premiums written	$779,247	$768,079	$3,215,910	$3,155,788

Incurred losses and loss adjustment expenses	$654,334	$589,654	$2,444,884	$2,355,138
Change in net loss and loss adjustment expense reserves	(85,245)	(46,496)	(169,523)	(144,653)
Paid losses and loss adjustment expenses	$569,089	$543,158	$2,275,361	$2,210,485

Net income (loss)	$19,779	$(26,082)	$144,877	$73,044
Less: Net realized investment gains (losses)	17,316	$(89,228)	83,650	(34,255)
Tax on net realized investment gains (losses) (b)	(6,061)	31,229	(29,278)	11,989
Net realized investment gains (losses), net of tax	11,255	(57,999)	54,372	(22,266)
Operating income	$8,524	$31,917	$90,505	$95,310

Per diluted share:
Net income (loss)	$0.36	$(0.47)	$2.62	$1.32
Less: Net realized investment gains (losses), net of tax	0.21	(1.05)	0.98	(0.40)
Operating income	$0.15	$0.58	$1.64	$1.72

Combined ratio			101.2%	100.7%
Effect of estimated prior periods' loss development			(1.7)%	(2.7)%
Combined ratio-accident period basis			99.5%	98.0%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 35%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com